Exhibit 99.1

For more information, contact:
Stacey Stark
414.248.3626 sstark@jasoninc.com

SRIVAS PRASAD APPOINTED PRESIDENT OF MILSCO

Replaces Sean Cummings as head of Jason’s Milwaukee-based seating division

MILWAUKEE (APRIL 1, 2014) – Jason Incorporated, parent company to a global family of manufacturing leaders in the seating, finishing, components and automotive acoustics markets, today announces the selection of Srivas Prasad as president of Milsco, a leader in the manufacture of innovative seating solutions for the powersports, turfcare and heavy equipment markets. Prasad replaces Sean Cummings, who leaves the post he held for five years to pursue other opportunities. The transition was effective March 21.

Prasad is not a new face to Milsco. Most recently vice president of business development at Jason, he has played an integral role in shaping the growth strategies employed at Milsco and has worked closely with the company’s management team since taking his previous position in 2011. Prior to joining Jason, Prasad was employed by Janesville Acoustics, Jason’s automotive acoustics business unit, where he held the roles of vice president of product development, vice president of commercial operations, and vice president of North American operations during his five years with the organization.

“It’s an honor to take the helm at Milsco and join the exceptional team in place here,” said Prasad. “My work with the company has offered me a solid understanding of where we’ve been and a clear vision of where we need to go. I’m excited for the weeks and months ahead as we work to further establish Milsco as a premier global brand that drives value for customers and shareholders alike.”

“Srivas has continuously proven that he has the right mix of talent, knowledge and instinct needed to lead a business unit and, therefore, was the obvious choice to assume the role of president at Milsco,” said David C. Westgate, chairman, president and CEO of Jason. “While the bar for growth and performance has been set high, I’m confident that Srivas’ leadership together with the excellent management team at Milsco will prove to be a winning combination.”

About Jason Incorporated

Jason Incorporated is parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Osborn (Cleveland, Ohio and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength.

Headquartered in Milwaukee, Wis., Jason employs more than 4,000 individuals in 15 countries. To learn more, visit www.jasoninc.com.

About Milsco

Milsco is a leader in the design and manufacture of innovative seating solutions utilized in powersports, marine, turfcare, heavy equipment and agricultural applications. The company’s OEM partners include some of the world’s most recognizable brand names.

Founded in 1924 and headquartered in Milwaukee, Wis., Milsco produces more than three million seats annually at its facilities located in Redgranite, Wis.; Jackson, Mich.; Thomson, Ga.; Merida, Mexico; and Nuneaton, United Kingdom. To learn more about the company, visit www.milsco.com.

Additional Background on Recently Announced Jason Incorporated Transaction with QPAC

On March 17, 2014, Jason Incorporated, which is owned primarily by funds managed by Saw Mill Capital LLC, Falcon Investment Advisors, LLC and other investors announced plans to merge with Quinpario Acquisition Corp. (“QPAC”) (NASDAQ: QPAC; QPACU; QPACW), a special purpose acquisition company. Following the merger, QPAC will be renamed Jason Industries, Inc. and the combined company’s common stock will be listed on the Nasdaq Stock Market following the merger.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which was filed by QPAC with the SEC on Form 8-K on March 18, 2014.

Additional Information About The Transaction And Where To Find It

The proposed business combination will be submitted to shareholders of QPAC for their consideration.

Shareholders are urged to read the definitive proxy statement regarding the proposed business combination when it becomes available because it will contain important information for QPAC’s shareholders to consider. Shareholders will be able to obtain a free copy of the proxy statement as well as other filings containing information about QPAC and the business combination, without charge, at the Securities Exchange Commission’s (“SEC”) Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing the Company’s website (www.quinpario.com).

Copies of the proxy statement and other filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141.

Participants in the Solicitation

QPAC and its directors and officers may be deemed participants in the solicitation of proxies to QPAC’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in QPAC is contained in QPAC’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC, and will also be contained in the in the proxy statement for the proposed business combination when available. Information about Jason and Jason’s officers and directors will also be included therein.

Forward-looking Statements

This news release may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Quinpario Acquisition Corp. expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect.” These statements are based on certain assumptions and analyses made by Quinpario Acquisition Corp. in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to Quinpario Acquisition Corp.’s expectations and predictions is subject to a number of risks and uncertainties and depend on a number of factors such as, but not limited to, the ability to satisfy closing conditions indicated including shareholder and other approvals and the performances of QPAC and Jason and those factors identified in QPAC’s Annual Report on Form 10-K for the year ended December 31, 2013 (available at www.sec.gov) including under the “Risk Factors” section thereof. These statements speak only as of the date they are made.

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